Exhibit 10.2

Execution Version

SONIC CAPITAL LLC,
SONIC INDUSTRIES LLC,
AMERICA’S DRIVE-IN BRAND PROPERTIES LLC,
AMERICA’S DRIVE-IN RESTAURANTS LLC,
SRI REAL ESTATE HOLDING LLC
and
SRI REAL ESTATE PROPERTIES LLC,
each as Co-Issuer

and

CITIBANK, N.A.,
as Trustee and Securities Intermediary

FIFTH SUPPLEMENT

Dated as of February 1, 2018

to the

BASE INDENTURE

Dated as of May 20, 2011

FIFTH SUPPLEMENT TO BASE INDENTURE

FIFTH SUPPLEMENT, dated as of February 1, 2018 (this “Fifth Supplement”), to the Base Indenture, dated as of May 20, 2011, as supplemented by the First Supplement to the Base Indenture, dated as of July 21, 2012, the Second Supplement to the Base Indenture, dated as of April 12, 2016, the Third Supplement to the Base Indenture, dated as of May 17, 2016 and the Fourth Supplement to the Base Indenture, dated as of February 1, 2018 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among SONIC CAPITAL LLC, a Delaware limited liability company (the “Master Issuer”), SONIC INDUSTRIES LLC, a Delaware limited liability company (the “Franchise Assets Holder”), AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (the “IP Holder”), AMERICA’S DRIVE-IN RESTAURANTS LLC, a Delaware limited liability company (“ADR”), SRI REAL ESTATE HOLDING LLC, a Delaware limited liability company (“SRI Real Estate Holdco”), SRI REAL ESTATE PROPERTIES LLC, a Delaware limited liability company (“SRI Real Estate Assets Holder” and together with the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR and SRI Real Estate Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and CITIBANK, N. A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, Section 13.2(a) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, with the consent of the Control Party (at the direction of the Controlling Class Representative) and with the consent of the affected Noteholders and, if applicable, each other affected Secured Party, may at any time, and from time to time, make amendments, waivers and other modifications to the Base Indenture;

WHEREAS, the Co-Issuers and the Trustee wish to amend the Base Indenture as set forth herein;

WHEREAS, the Co-Issuers have duly authorized the execution and delivery of this Fifth Supplement;

WHEREAS, the Control Party is willing to provide its written consent (in accordance with the terms and conditions of the Base Indenture) to the execution of this Fifth Supplement; and

WHEREAS, the holders of the Series 2018-1 Senior Notes have consented to the terms of the amendments to the Base Indenture set forth herein;

NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:

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ARTICLE I
Definitions

Unless otherwise defined herein, capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached to the Base Indenture as Annex A (as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Base Indenture (the “Base Indenture Definitions List”)).

ARTICLE II
AMENDMENTS

Section 2.1            Definitions.

(a)                Definition of “Eligible Assets”. The following definition of “Eligible Assets” is hereby added to the Base Indenture Definitions List in alphabetical order:

“Eligible Assets” means any real property or other asset useful to the Securitization Entities in the operation of their business or assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the Securitization Entities.

(b)               Definition of “Eligible Real Estate Assets”. The definition of “Eligible Real Estate Assets” in the Base Indenture Definitions List is hereby deleted in its entirety:

~~“Eligible Real Estate Assets” means real property that is leased by ADR or the SRI Real Estate Assets Holder to a Sonic Partnership, SRI, ADR or any other Co-Issuer (or any of their respective subsidiaries) to be used in connection with the operation of a Company-owned Drive-In.~~

(c)                Definition of Interim Management Fee. The definition of “Interim Management Fee” in the Base Indenture Definitions List is hereby amended by inserting the double underlined text in the following paragraph:

“Interim Management Fee” means for each Interim Allocation Date with respect to any Monthly Collection Period an amount equal to (1) either (X) the product of (a) the sum of (i) $10,850,000, plus (ii) $650,000 for every 100 Open Drive-Ins (other than Contributed Company-owned Drive-Ins) as of the last day of the immediately preceding Monthly Collection Period (the amount in this clause (a) subject to a 2% increase as of each anniversary of the Closing Date), multiplied by (b) 1/12, multiplied by (c) a fraction, the numerator of which is equal to the number of days in the Interim Collection Period immediately preceding such Interim Allocation Date and the denominator of which is the number of days in such Monthly Collection Period or (Y) an amount determined by another formula notified by the Master Issuer in writing to the Trustee and the Control Party; provided that (a) the Master Issuer or the Manager certifies to the Trustee and the Control Party that such other formula was determined in consultation with the Back-Up Manager, (b) after delivering such notification, the Master Issuer will disclose the then-applicable formula in subsequent Monthly

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Noteholders’ Statements and (c) the Master Issuer or the Manager delivers written confirmation to the Trustee and the Control Party that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such new formula plus (2) any increase in the “Interim Management Fee” subsequent to any Company-owned Drive-In Contribution, to account for the management of the related Contributed Company-owned Drive-Ins, which satisfies the Rating Agency Condition (for avoidance of doubt, any increase set forth in this clause (2) shall not require any amendment to any Related Document).  For the avoidance of doubt, the Interim Management Fee may also be amended in accordance with the amendment provisions in Section 8.2 of the Base Indenture.

(d)               Definition of Real Estate Asset Disposition Proceeds Prepayment Amount. The definition of “Real Estate Asset Disposition Proceeds Prepayment Amount” in the Base Indenture Definitions List is hereby amended by deleting the stricken text and inserting the double underlined text in the following paragraph:

“Real Estate Asset Disposition Proceeds Prepayment Amount” means any Real Estate Asset Disposition Proceeds received in any fiscal year in excess of the Real Estate Asset Disposition Threshold that the Co-Issuers have elected not to Reinvest within two (2) months prior to and/or within 365 calendar days ~~of~~ following the disposition giving rise to such proceeds.

(e)                Definition of Reinvested. The definition of “Reinvested” in the Base Indenture Definitions List is hereby amended by deleting the stricken text and inserting the double underlined text in the following paragraph:

“Reinvested”, and any derivatives thereof, means with respect to the use of proceeds from any Real Estate Asset Disposition in accordance with Section 8.16 of the Base Indenture to purchase an Eligible ~~Real Estate~~ Asset, the date on which any Co-Issuer ~~ADR or SRI Real Estate Assets Holder, as the case may be,~~ enters into a legally binding contract to purchase an Eligible ~~Real Estate~~ Asset; provided, however, if the closing with respect to such ~~contact~~ contract does not occur within 180 days after the execution of such contract or if such contract is terminated, then the Real Estate Assets Disposition Proceeds that were to be used in connection with such purchase shall be (a) promptly deposited into the Collection Account if such Real Estate Asset Disposition Proceeds are below the Real Estate Asset Disposition Threshold or (b) used to prepay the Outstanding Principal Amount of any Notes Outstanding if such Real Estate Asset Disposition Proceeds are at or above the Real Estate Asset Disposition Threshold, in each case, in accordance with Section 8.16 of the Base Indenture.

Section 2.2            Amendments, Modifications, Supplements and WaiversActions under the Collateral Documents and Related Documents (Section 8.7 of the Base Indenture). The first paragraph in subsection 8.7(d) of the Base Indenture is hereby amended by inserting the double underlined text in the following clause:

(d) Each Co-Issuer agrees that it will not, and will cause each Securitization Entity that is a Subsidiary of such Co-Issuer not to, without the

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prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent (x) to the extent permitted under the terms of such other Related Documents, (y) as contemplated by Section 13.1 or (z) as follows:

(b)               With Consent of the Controlling Class Representative of the Noteholders (Section 13.2(a) of the Base Indenture). Section 13.2(a) of the Base Indenture is hereby amended by inserting the double underlined text in the following clause:

(a)         Except as provided in Section 13.1 and in Section 13.2(d), the provisions of this Base Indenture, the G&C Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the foregoing:

(c)                (Subsection 13.2(d) of the Base Indenture). The following subsection 13.2(d) is hereby added to the Base Indenture after subsection 13.2(c):

(d)         Notwithstanding anything to the contrary herein, in addition to any amendment, modification or waiver effected in accordance with the provisions of Section 13.1 or Section 13.2(a), the provisions of this Base Indenture or any Series Supplement may be amended, modified or waived in writing by the Master Issuer and the Trustee with the consent of the Noteholders required therefor pursuant to the related Variable Funding Note Purchase Agreements (but without the consent of any other Person), if such amendment, modification or waiver is with respect to any of the terms of the Base Indenture or such Series Supplement, as applicable, relating to a Series of Class A-1 Notes; provided, however, no such amendment may adversely affect (x) the Trustee without the Trustee’s prior consent or (y) the Servicer without the Servicer’s prior consent; provided, further, that no such amendment may change the text of the provisions of the Priority of Payments or Section 5.12.

Section 2.3            Notes Issuable in Series (Section 2.2 of the Base Indenture). Subsections 2.2(b)(vi)(A) and 2.2(b)(vi)(B) of the Base Indenture are hereby amended by deleting the stricken text and inserting the double underlined text as follows:

(vii) one or more Officer’s Certificates dated as of the applicable Series Closing Date to the effect that:

(A)      the Senior ABS Leverage Ratio as of the applicable Series Closing Date is equal to or less than ~~5.5x~~ 6.5x after giving effect to the issuance of the new Series of Notes;

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(B)       the Holdco Leverage Ratio is equal to less than ~~6.5x~~ 7.0x after giving effect to the issuance of the new Series of Notes;

Section 2.4            Real Estate Asset Dispositions.

(a)               Application of Interim Collections on Interim Allocation Dates (Section 5.13(c) of the Base Indenture). Section 5.13(c) of the Base Indenture is hereby amended by deleting the stricken text and inserting the double underlined text as follows:

(c)         Real Estate Asset Disposition Proceeds Prepayment Amount. Any Real Estate Asset Disposition Proceeds Prepayment Amount shall be applied by the Master Issuer no later than the first Interim Allocation Date following the 365th day after the related disposition to repay any outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and interest thereon; then to repay any outstanding Debt Service Advances and Collateral Protection Advances made by the Servicer and interest thereon; and then to repay any outstanding Manager Advances and interest thereon; and to the extent any Real Estate Disposition Proceeds Prepayment Amounts are available after making such payments, the remaining amount will be applied by the Master Issuer on such Interim Allocation Date, prior to the application of the Priority of Payments, in the following order of priority: first, if a Class A-1 Senior Notes Amortization Event is continuing, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount under all Class A-1 Senior Notes affected by such Class A-1 Senior Notes Amortization Event on a pro rata basis based on Commitment Amounts; second, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes on a pro rata basis based on Outstanding Principal Amounts thereof; third, provided clause first does not apply, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount under all Class A-1 Senior Notes of all Series on a pro rata basis based on Commitment Amounts; and fourth, to allocate to the applicable Principal Payments Account an amount up to the Outstanding Principal Amount of all other Classes of Notes sequentially in alphabetical order on a pro rata basis based on Outstanding Principal Amounts thereof across the Classes of all Series with the same alphabetical designation. Any Real Estate Disposition Proceeds Prepayment Amount allocated to a Principal Payments Account on any Interim Allocation Date shall be applied as prepayments on the following Payment Date in accordance with Section 5.14(f), Section 5.14(i) and Section 5.14(l). In connection with any such prepayment of principal, each applicable Scheduled Principal Payment Amount relating to the Class of Notes receiving such prepayment shall be ratably reduced. Any Real Estate Asset Disposition Proceeds below the Real Estate Asset Disposition Threshold that the Co-Issuers have elected not to Reinvest in Eligible Assets within two (2) months prior to and/or within 365 days following ~~of~~ the disposition giving rise to such proceeds shall be deposited into the Collection Account and applied pursuant to the Priority of Payments set forth in Section 5.13(a).

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(b)              Asset Dispositions (Section 8.16(a)(i) of the Base Indenture). Section 8.16(a)(i) of the Base Indenture is hereby amended by deleting the stricken text and inserting the double underlined text as follows:

(i)         any Real Estate Asset Dispositions (including, for avoidance of doubt, any Contributed Company-owned Drive-In Dispositions); provided that (A) during each fiscal year of the Co-Issuers, all Real Estate Asset Disposition Proceeds received during such fiscal year and prior to the commencement of a Rapid Amortization Period up to and including the Real Estate Asset Disposition Threshold shall be deposited into the Collection Account unless the Co-Issuers elect to Reinvest such proceeds in Eligible ~~Real Estate~~ Assets within two (2) months prior to and/or within 365 days ~~of~~ following the date of such Real Estate Asset Disposition; provided that any Real Estate Asset Disposition Proceeds being held for reinvestment in accordance with this clause (A) shall remain the property of a Securitization Entity, shall be held in the Concentration Account and shall not be distributed or transferred to any other entity that is not a Securitization Entity, (B) during each fiscal year of the Co-Issuers, all Real Estate Asset Disposition Proceeds Prepayment Amounts received during such fiscal year and prior to the commencement of a Rapid Amortization Period in excess of the Real Estate Asset Dispositions Threshold shall be used to prepay the Outstanding Principal Amount (to the extent of such proceeds) of any Notes Outstanding in accordance with the Indenture unless the Co-Issuers elect to Reinvest such proceeds in Eligible ~~Real Estate~~ Assets within two (2) months prior to and/or within 365 days ~~of~~following the date of such Real Estate Asset Disposition; provided that any Real Estate Asset Disposition Proceeds being held for reinvestment in accordance with this clause (B) shall remain the property of a Securitization Entity, shall be held in the Concentration Account and shall not be distributed or transferred to any other entity that is not a Securitization Entity and (C) all Real Estate Asset Disposition Proceeds received on or following the commencement of a Rapid Amortization Period shall be deposited into the Collection Account;

(c)                With Consent of the Controlling Class Representative or the Noteholders. (Section 13.2(a)(iii) of the Base Indenture). Section 13.2(a)(iii) of the Base Indenture is hereby amended by

(iii)         any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note or of the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); provided that the Controlling Class Representative shall have the option, in its sole discretion, to waive the requirement set forth in Section 8.16(a) that Real Estate Asset Disposition Proceeds described in clause (i) of such Section be Reinvested in Eligible Assets within two (2) months prior to and/or within 365 days ~~of~~ following the applicable Real Estate Asset Disposition; (B) affect adversely the interests, rights or obligations of any Noteholder or any other Secured Party individually in comparison to any other Noteholder or any other Secured Party; (C) change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral, including, without limitation, the Priority of Payments; provided that the Controlling Class Representative shall have the option, in its sole

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discretion, to amend or otherwise modify the number of days in each Interim Collection Period and the percentage of amounts that are allocated on each Interim Allocation Date pursuant to the definitions of “Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount,” “Class A-1 Senior Notes Accrued Monthly Interest Amount,” “Senior Notes Accrued Monthly Interest Amount,” “Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount,” “Senior Notes Accrued Scheduled Principal Payments Amount,” “Subordinated Notes Accrued Monthly Interest Amount,” “Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount” or “Subordinated Notes Accrued Scheduled Principal Payments Amount”; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations on or after the respective due dates thereof; (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in the Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, shall require the consent of each affected Noteholder and each other affected Secured Party; and

ARTICLE III
Effective date; implementation date

The provisions of this Fifth Supplement shall be effective upon execution and delivery of this instrument by the parties hereto, with the consent of the Control Party and the delivery of the Opinion of Counsel and Officer’s Certificate described in Section 13.3 of the Base Indenture. Notwithstanding the foregoing sentence, Article II of this Fifth Supplement shall become operative only upon the payment in full of the Outstanding Principal Amount of the Series 2013-1 Class A-2 Notes (as such term is defined in the Series 2013-1 Supplement, dated as of July 18, 2013, to the Base Indenture, entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and as Series 2013-1 Securities Intermediary) and the Series 2016-1 Class A-1 Notes and the Series 2016-1 Class A-2 Notes (as such terms are defined in the Series 2016-1 Supplement, dated as of May 17, 2016, to the Base Indenture, entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and as Series 2016-1 Securities Intermediary) (such date, the “Implementation Date”). Except as expressly set forth or contemplated in this Fifth Supplement, the terms and conditions of the Base Indenture shall remain in place and not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Base Indenture made in accordance with the terms of the Base Indenture, as amended by this Fifth Supplement.

ARTICLE IV
GENERAL

Section 4.1            Binding Effect. This Fifth Supplement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

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Section 4.2            Counterparts. The parties to this Fifth Supplement may sign any number of copies of this Fifth Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.3            Severability. In case any provision in this Fifth Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Fifth Supplement shall not in any way be affected or impaired thereby.

Section 4.4            Governing Law. THIS FIFTH SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 4.5            Amendments. This Fifth Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 4.6            Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Co-Issuers, or the validity or sufficiency of this Fifth Supplement and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. In entering into this Fifth Supplement, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants to each other party hereto that this Fifth Supplement has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this Fifth Supplement to the Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

SONIC CAPITAL LLC, as Co-Issuer

By:	/s/ Claudia S. San Pedro
	Name:	Claudia S. San Pedro
	Title:	Executive Vice President and Chief Financial Officer

SONIC INDUSTRIES LLC, as Co-Issuer

By:	/s/ Claudia S. San Pedro
	Name:	Claudia S. San Pedro
	Title:	Executive Vice President and Chief Financial Officer

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, as Co-Issuer

By:	/s/ Claudia S. San Pedro
	Name:	Claudia S. San Pedro
	Title:	Executive Vice President and Chief Financial Officer

AMERICA’S DRIVE-IN RESTAURANTS LLC, as Co-Issuer

By:	/s/ Claudia S. San Pedro
	Name:	Claudia S. San Pedro
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Fifth Supplement]

SRI REAL ESTATE HOLDING LLC, as Co-Issuer

By:	/s/ Claudia S. San Pedro
	Name:	Claudia S. San Pedro
	Title:	Senior Vice President and Chief Financial Officer

SRI REAL ESTATE PROPERTIES LLC, as Co-Issuer

By:	/s/ Claudia S. San Pedro
	Name:	Claudia S. San Pedro
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Fifth Supplement]

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Anthony Bausa
	Name:	Anthony Bausa
	Title:	Senior Trust Officer

[Signature Page to Fifth Supplement]

CONSENT OF SERVICER, CONTROL PARTY AND
CONTROLLING CLASS REPRESENTATIVE:

In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party and in its capacity as Control Party to exercise the rights of the Controlling Class Representative (pursuant to Section 11.1(d) of the Base Indenture), and in its capacity as Servicer, hereby consents to the execution and delivery by the Co-Issuers and the Trustee of this Fifth Supplement to the Base Indenture.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

[Signature Page to Fifth Supplement]